UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 23, 2012

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.)
2030 DOW CENTER, MIDLAND, MICHIGAN 48674
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: 989-636-1000
Not applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 23, 2012, the Board of Directors of The Dow Chemical Company (“Dow” or the “Company”) approved a restructuring plan to advance the next stage of the Company's transformation and to address macroeconomic uncertainties. The restructuring plan accelerates the Company's structural cost reduction program and will affect approximately 3,000 positions and result in the shutdown of approximately 20 manufacturing facilities. All of these actions are expected to be completed during the next two years.

As a result, the Company will record a charge in the fourth quarter of 2012 for costs associated with these activities. In total, these costs are expected to be in the range of $400 million to $500 million, and will consist of: severance costs ranging from $350 million to $440 million; curtailment costs associated with Dow's defined benefit plans of approximately $30 million; and other associated costs, including environmental remediation costs and contract cancellation fees, ranging from $20 million to $30 million.

All severance costs, environmental remediation costs and contract cancellation fees associated with these activities will result in future cash expenditures.

The Company will involve local stakeholders as defined in each country and in compliance with relevant information and consultation processes.

Item 2.06 Material Impairments.

On October 23, 2012, the Board of Directors of the Company approved a restructuring plan, which includes the shutdown of approximately 20 manufacturing facilities, to enhance the efficiency and cost effectiveness of the Company's global operations in response to macroeconomic uncertainty and competitive dynamics. As a result of these activities, the Company will record a charge in the fourth quarter of 2012 ranging from $500 million to $600 million for asset impairments, including the write-down of certain manufacturing facilities and the write-off of certain capital project spending. Details on these asset impairments are as follows:

As a result of weak global demand for lithium-ion batteries, the Company will record an impairment charge related to the write-down of Dow Kokam LLC's long-lived assets. Dow has a 61% ownership interest in Dow Kokam LLC.

In addition, the decision was made to shut down and/or consolidate a number of manufacturing facilities, including the following:

•	Shutdown of an Automotive Systems Diesel Particulate Filters manufacturing facility in Midland, Michigan

•	Consolidation and/or shutdown of certain Oxygenated Solvents manufacturing facilities in Texas City, Texas

•	Shutdown of a Sodium Borhidrate manufacturing facility in Delfzijl, The Netherlands

•	Shutdown of Interconnect Technologies manufacturing facilities in Lucerne, Switzerland and Marlboro, Massachusetts

•	Shutdown of Formulated Systems manufacturing facilities in Ribaforada, Spain and Birch Vale, United Kingdom

•	Consolidation of Formulated Systems U.S. manufacturing capacity, resulting in the shutdown of a manufacturing facility in Solon, Ohio

•	Shutdown of a Polyethylene manufacturing facility in Tessenderlo, Belgium

•	Shutdown of an MDI Distillation manufacturing facility in Yeosu, Korea

•	Shutdown of an Epoxy resins manufacturing facility in Kina Ura, Japan

In addition to the shutdowns listed above, the Company has also decided to shut down a number of small manufacturing facilities to optimize the assets of the Company.

Certain capital projects were also canceled resulting in the write-off of approximately $30 million of capital spending.

None of the costs related to the impairment or write-off of assets will result in future cash expenditures.

The Company will involve local stakeholders as defined in each country and in compliance with relevant information and consultation processes.

Section 8 - Other Events

Item 8.01 Other Events.

The Company issued a press release on October 23, 2012, regarding the preceding items. The press release is included below in its entirety.

Dow Leverages Recently Announced Operating Model
to Accelerate Cost Reduction and Efficiency Actions

Actions Expand Intervention Targets to $2.5 Billion

•	Expects Additional Annual Cost Savings of Approximately $500 Million

•	Adds Cash Interventions Totaling $500 Million

MIDLAND, MICH. - October 23, 2012 The Dow Chemical Company (NYSE:DOW) today announced a restructuring program designed to accelerate cost reduction actions and advance the next stage of the Company's transformation in the midst of persistently slow macroeconomic growth.

These actions will result in a net reduction of approximately 2,400 positions, or five percent of the global workforce. The restructuring also includes the shutdown of approximately 20 manufacturing facilities. Once fully implemented, these actions are expected to result in approximately $500 million of annual operating cost savings by the end of 2014. The Company will take charges totaling approximately $0.50 - $0.60 per share in the fourth quarter of 2012 for asset impairments and write-offs, severance and other costs related to these measures.

In addition, Dow will further reduce capital spending and investments for targeted growth programs that are no longer a priority in this environment. These measures are expected to deliver an additional $500 million cash impact. Taken together with the $1.5 billion of measures Dow has already initiated, this will bring the Company's stated cumulative intervention goal to $2.5 billion.

“The reality is we are operating in a slow-growth environment in the near-term and, while these actions are difficult, they demonstrate our resolve to tightly manage operations - particularly in Europe - and mitigate the impact of current market dynamics,” said Andrew N. Liveris, Dow's chairman and chief executive officer. “Earlier this year we announced targeted actions - levers we planned to pull to reduce costs and protect our earnings growth path. The interventions we are announcing today represent the next phase in our path to driving efficiency and prioritizing our growth programs. Importantly, we will continue funding projects where differentiation is rewarded even in this environment and where margin expansion opportunities are clear - for example in Dow AgroSciences, Dow Electronic Materials, and our Sadara and U.S. Gulf Coast investments. Taken on the whole, Dow's strategy remains intact, and our long-term growth fundamentals are strong.”

Dow will shut down a high density polyethylene facility in Tessenderlo, Belgium, a sodium borhidrate plant in Delfzijl, the Netherlands, as well as a number of Performance Materials manufacturing facilities, including: an Automotive Systems Diesel Particulate Filters manufacturing facility in Midland, Michigan; Formulated Systems manufacturing facilities in Ribaforada, Spain, Birch Vale, United Kingdom and Solon, Ohio; and an Epoxy resins facility in Kina Ura, Japan. Additionally, the Company will record an impairment charge related to the write-down of Dow Kokam LLC's assets, reflecting weak global demand for lithium-ion batteries; and will consolidate certain assets in its Oxygenated Solvents business, as well as shut down a number of other small manufacturing facilities. These actions are expected to take place over the next two years.

The Company will involve local stakeholders as defined in each country and in compliance with relevant information and consultation processes.

About Dow

Dow (NYSE: DOW) combines the power of science and technology to passionately innovate what is essential to human progress. The Company connects chemistry and innovation with the principles of sustainability to help address many of the world's most challenging problems such as the need for clean water, renewable energy generation and conservation, and increasing agricultural productivity. Dow's diversified industry-leading portfolio of specialty chemical, advanced materials, agrosciences and plastics businesses delivers a broad range of technology-based products and solutions to customers in approximately 160 countries and in high growth sectors such as electronics, water, energy, coatings and agriculture. In 2011, Dow had annual sales of $60 billion and employed approximately 52,000 people worldwide. The Company's more than 5,000 products are manufactured at 197 sites in 36 countries across the globe. References to "Dow" or the "Company" mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.
Note: The forward‑looking statements contained in this document involve risks and uncertainties that may affect the Company's operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the Company's expectations will be realized. The Company assumes no obligation to provide revisions to any forward‑looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY
Registrant

Date:	October 24, 2012

/s/ RONALD C. EDMONDS
Ronald C. Edmonds
Vice President and Controller